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                                  EXHIBIT 99.1






                             ALPHA INDUSTRIES, INC.

                                  1999 EMPLOYEE

                            LONG-TERM INCENTIVE PLAN








                                                    AS AMENDED ON APRIL 26, 2001



Form S-4 -  Page 10

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                             ALPHA INDUSTRIES, INC.
                     1999 EMPLOYEE LONG-TERM INCENTIVE PLAN



SECTION I.        PURPOSE OF THE PLAN.

The purposes of this Alpha Industries, Inc. 1999 Employee Long-term Incentive Plan (the "1999 Plan") are (i) to provide long-term incentives and rewards to those employees (the "Participants") of Alpha Industries, Inc. (the "Corporation") and its subsidiaries (if any), other than officers and non-employee Directors of the Corporation, who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries,
(ii) to assist the Corporation in retaining and attracting employees with requisite experience and ability, and (iii) to associate more closely the interests of such employees with those of the Corporation's stockholders.

SECTION II.       DEFINITIONS.

"Code" is the Internal Revenue Code of 1986, as it may be amended from time to time.

"Common Stock" is the $.25 par value common stock of the Corporation.

"Committee" is defined in Section III, paragraph (a).

"Corporation" is defined in Section I.

"Expiration date" is defined in Section IV.

"Participant" is defined in Section I.

"Fair Market Value" of any property is the value of the property as reasonably determined by the Committee.

"1999 Plan" is defined in Section I.

"Section 16" means Section 16 of the Securities Exchange Act of 1934, as amended, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

"Stock Options" are rights granted pursuant to this 1999 Plan to purchase shares of Common Stock at a fixed price.

SECTION III.      ADMINISTRATION.

(a) The Committee. This 1999 Plan shall be administered by a compensation committee designated by the Board of Directors of the Corporation, which may include any persons (including any or all of the directors) designated by the Board of Directors (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the Committee if that person's membership would prevent the plan from complying with Section 16, if applicable to the Corporation. At such time as any class of equity security of the Corporation is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), (i) the Committee shall consist of at least two members of the Board of Directors and (ii) to the extent required by Rule 16b-3 promulgated under the Act, no member of the Committee while a member thereof shall be eligible to participate in this Plan, nor may any person be appointed to the Committee



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unless he was not eligible to participate in this 1999 Plan or any other plan of the Corporation at any time within the one-year period immediately prior to such appointment.

(b) Authority and Discretion of the Committee. Subject to the express provisions of this 1999 Plan and provided that all actions taken shall be consistent with the purposes of this 1999 Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute employees eligible to be Participants; (ii) select the Participants to whom awards shall be granted under this 1999 Plan; (iii) determine the size and the form of the award or, if any, to be granted to any Participant; (iv) determine the time or times such awards shall be granted including the grant of Stock Options in connection with other awards made, or compensation paid, to the Participant; (v) establish the terms and conditions upon which such awards may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such awards; and (vii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this 1999 Plan.

(c) Applicable Law. This 1999 Plan and all awards shall be governed by the law of the state in which the Corporation is incorporated.

SECTION IV.       AWARDS.

Awards under this 1999 Plan shall consist of Stock Options, all as described herein.

(a) Form of Agreement. Stock Options shall be evidenced by a writing or written agreement in such form, and containing such terms and conditions (not inconsistent with this 1999 Plan), as the Committee may determine. The document shall include the following, or a similar, statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

(b) Period of Exercisability. Stock Options shall be for such periods as may be determined by the Committee, but in no event more than ten years. The date upon which a Stock Option ceases to be exerciseable is the Stock Option's "Expiration Date".

(c) Purchase Price and Payment. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (A) in cash, (B) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (C) any other property (valued at its Fair Market Value on the date of such exercise), or (D) any combination of cash, stock and other property, with any payment made pursuant to clauses (B), (C) or (D) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock.

(d) Vesting and Transferability. At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability.

(e) If a Participant's employment with the Corporation is terminated, then that Participant's Stock Options may be exercised as to all shares that have not been previously purchased only in accordance with the following provisions and notwithstanding any other provision of this Plan.

i. In the event of termination by reason of a Participant's death, the Participant's Stock Options may be exercised as to all vested and unvested shares until the earlier of the Expiration Date or twelve (12) months after the date of death.



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ii.   In the event of termination by reason of a Participant's permanent and total disability, the Participant's Stock Options may be exercised as to all shares vested as of the date of the termination until the earlier of the Expiration Date or six (6) months after the date of termination. Shares not vested as of the date of the termination may not be exercised.
      iii. In the event of termination of a Participant for Cause, the Participant's Stock Options may not be exercised as to any shares, whether or not they were previously vested. "Cause" shall mean: (i) deliberate dishonesty significantly detrimental to the best interests of the Corporation or any subsidiary or affiliate; (ii) conduct constituting an act of moral turpitude;

(iii) willful disloyalty to the Corporation or refusal or failure to obey the directions of supervisors; or (iv) inadequate performance or inattention to or neglect of duties. The Corporation's appropriate management personnel shall determine whether termination was for Cause.

iv. In the event of termination of a Participant for any other reason, including without limitation termination without Cause and voluntary resignation, the Participant's Stock Options may be exercised as to all shares vested as of the date of the termination until the earlier of the Expiration Date or three (3) months after the date of termination. Shares not vested as of the date of the termination may not be exercised.

SECTION V.        AMENDMENT; ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Power to Amend and Restrictions on Amendment. The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this 1999 Plan in whole or in part; provided, however, that, to the extent required by Section 16(b)(3) of the Act and the Internal Revenue Code, as amended, neither the Board of Directors nor the Committee may amend or modify this 1999 Plan without compliance with any applicable law, rules, or regulations. Except as provided herein, no amendment, suspension or termination of this 1999 Plan may affect the rights of a Participant to whom an award has been granted without such Participant's consent.

(b) Merger or Consolidation. If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors (or, if the Corporation is not the surviving corporation, the board of directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired Stock Options, for the substitution of new options for, or the assumption by another corporation of, any unexpired Stock Options then outstanding hereunder.

(c) Adjustment of Exercise Price after Corporate Event. If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock payable in shares of Common Stock, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board of Directors shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Stock Options and in the number and kind of shares as to which outstanding Stock Options shall be exercisable.

(d) Adjustment of Number of Shares after Corporate Event. In the event of a transaction of the type described in paragraphs (b) and (c) above, the total number of shares of Common Stock on which Stock Options may be granted under this 1999 Plan shall be appropriately adjusted by the Board of Directors.



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SECTION VI.       CHANGE OF CONTROL PROVISIONS.

(a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable shall become fully exercisable to the full extent of the original grant.

(b) A "Change in Control" will be deemed to have occurred if the Continuing Board of Alpha shall have ceased for any reason to constitute a majority of the Board of Directors of Alpha. For this purpose, a "Continuing Director" will include any member of the Board of Directors of Alpha as of the Effective Date and any person nominated for election to the Board of Directors of Alpha by a majority of the then Continuing Directors.

SECTION VII.      SHARES OF STOCK SUBJECT TO THE PLAN.

The number of shares of Common Stock that may be the subject of awards under this 1999 Plan shall not exceed an aggregate of 7,510,000 shares. Shares to be delivered under this 1999 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Option hereunder which for any reason terminates, is canceled or otherwise expires unexercised, shares reacquired by the Corporation because restrictions do not lapse and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares shall be subject to further awards under this 1999 Plan.

SECTION VIII.     MISCELLANEOUS PROVISIONS.

(a) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 1999 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

(b) Participation by Foreigners. Without amending this 1999 Plan, the Committee may modify grants made to Participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

(c) Rights of Participants of Awards. The holder of any Stock Option granted under the 1999 Plan shall have no rights as a stockholder of the Corporation with respect thereto unless and until certificates for shares are issued.

(d) Assignment of Stock Options. No Stock Option or any rights or interests of the recipient therein shall be assignable or transferable by such recipient except by will or the laws of descent and distribution. During the lifetime of the recipient, such Stock Option shall be exercisable only by, or payable only to, the recipient thereof.

(e) Legal and Other Requirements. No shares of Common Stock shall be issued or transferred upon grant or exercise of any award under the 1999 Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the 1999 Plan have been complied with to the satisfaction of the Committee. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register them at any time thereafter), and it may refuse to


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issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Committee may require that prior to the issuance or transfer of Common Stock hereunder, the recipient thereof shall enter into a written agreement to comply with any restrictions on subsequent disposition that the Committee or the Company deem necessary or advisable under any applicable law, regulation or official interpretation thereof. Certificates of stock issued hereunder may be legended to reflect such restrictions.

(f) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of awards to, or exercise of a Stock Option by, a holder. The Corporation may require, as a condition to the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

(g) Pledge of Shares. Notwithstanding restrictions against disposition of any award made pursuant to the 1999 Plan, the Committee, in its discretion, may permit any shares acquired under the 1999 Plan to be pledged or otherwise encumbered to secure borrowing by the recipient thereof solely for the purpose of obtaining the acquisition price to be paid for such shares, provided, that the amount of such borrowing may not exceed the acquisition price of such shares, and the recipient must provide the Corporation with a copy of the documents executed in connection with such borrowing. Any borrowing made by the recipient of an award pursuant to this paragraph (g) must permit the Corporation to repay the outstanding indebtedness and reacquire the pledged shares in the event of a default by the recipient under the borrowing documents. Nothing in this paragraph (g) shall require the Corporation to repay any indebtedness of a Participant or reacquire shares pledged hereunder.

(h) Right to Awards. No employee of the Corporation or other person shall have any claim or right to be a Participant in this 1999 Plan or to be granted an award hereunder. Neither this 1999 Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the 1999 Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

SECTION IX.       EFFECTIVE DATE AND TERM OF THIS PLAN.

The effective date of this 1999 Plan is April 27, 1999 (the "Effective Date") and awards under this 1999 Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option or other award may be exercised may extend beyond that time as provided herein.


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